Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of CareMatrix Corporation on Form S-8 (File Nos. 333-18103 and 333-34727) and on Form S-3 (File Nos. 333-38111 and 333-38113) of our report dated July 3, 2000 on our audits of the financial statements and financial statement schedule of CareMatrix Corporation as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.

                                                  /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 3, 2000